Exhibit 3.(iii)

Mailing Address: PO Box 9431 Stn Prov Govt Victoria BC V8W 9V3 www.corporateonline.gov.bc.ca	Location: 2nd Floor - 940 Blanshard Street Victoria BC 1 877 526-1526

Cover Sheet

FIRST BITCOIN CAPITAL CORP.

Confirmation of Service

Request Type:	Certificate of Good Standing

Date and Time of Request:	December 20, 2019 02:01 PM Pacific Time

Name of Company:	FIRST BITCOIN CAPITAL CORP.

Incorporation Number:	BC0747962

This package contains:

●	Certificate of Good Standing

Check your documents carefully to ensure there are no errors or omissions. If errors or omissions are discovered, please contact the Corporate Registry for instructions on how to correct the errors or omissions.

Number: BC0747962

CERTIFICATE

OF

GOOD STANDING

BUSINESS CORPORATIONS ACT

I Hereby Certify that, according to the corporate register maintained by me, FIRST BITCOIN CAPITAL CORP. was incorporated as a company under the laws of the Province of British Columbia, is a valid and existing company and is, with respect to the filing of annual reports, in good standing.

Issued under my hand at Victoria, British Columbia On December 20, 2019

CAROL PREST
Registrar of Companies
Province of British Columbia
Canada
ELECTRONIC CERTIFICATE